SECOND AMENDMENT TO PROMISSORY NOTE

This Second Amendment to Promissory Note (the “Second Amendment”) is made by and between the parties High Sierra Technologies, Inc., a Nevada Corporation (“HSTI”) and Kenny L. De Meirleir (“De Meirleir”) to be effective as of this 5th day of August, 2022.

WHEREAS, HSTI and De Meirleir are parties to that certain Promissory Note dated August 12, 2020 (the “Note”).

WHEREAS, the Note currently has a Maturity Date, as defined in the Note, as previously amended, of August 12, 2022.

WHEREAS, due to circumstances unforeseen by the parties to the Note, the parties to the Note now deem it to be in their mutual best interests to extend said Maturity Date of the Note, as was previously amended.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, HSTI and De Meirleir hereby covenant, promise and agree as set forth below.

1.  The Maturity Date of the Note is now extended to August 12, 2023.

2.  All other terms, provisions and conditions as are set forth in the Note shall remain the same and shall continue to remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands to this Second Amendment to be effective as of the day and date first set forth above.

High Sierra Technologies, Inc., a Nevada Corporation

By:  /s/ Gregg W. Koechlein

            Gregg W. Koechlein, its Chief Operating Officer

By:  /s/ Kenny L. De Meirleir

            Kenny L. De Meirleir